Exhibit 4.6

SUBORDINATION AGREEMENT
(KY USA ENERGY, INC.)

This Subordination Agreement (this “Subordination Agreement”) is dated ____________, 2008, by and among KENTUCKY USA ENERGY, INC., a Delaware corporation, having an address of 321 Somerset Road, London, Kentucky 40741 (“Subordinated Creditor”), KY USA ENERGY, INC., a Kentucky corporation (“Borrower”), having an address of 321 Somerset Road, London, Kentucky 40741, and NSES 12, LLC, a Delaware limited liability company (“Lender”), having an address of 38 Grove Street, Building C, Ridgefield, Connecticut 06877.

Background

1. Borrower and Lender are parties to the Senior Secured Credit Agreement dated __________________, 2008 (as amended, supplemented, modified or restated from time to time, the “Credit Agreement”). Borrower’s obligations to Lender under the Credit Agreement are secured by a senior mortgage lien and first-priority security interest conveying all of the real and personal property of Borrower.

2. Each of Lender’s obligations under the Credit Agreement is conditioned upon, among other things, the subordination of all obligations owed by Borrower to the Subordinated Creditor to the obligations owed by Borrower to Lender under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement).

3. Capitalized terms not defined in this Subordination Agreement shall have the meanings set forth in the Credit Agreement.

Agreements

To comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the Subordinated Creditor, Borrower and Lenders agree as follows:

Section 1. Subordination of Obligations and Priority.

(a) The payment of and any liens or security interests securing payment of any and all Subordinated Debt (defined below) are expressly subordinated to the extent and in the manner set forth in this Subordination Agreement to the Senior Indebtedness (defined below) and the liens and security interests securing the Senior Indebtedness. The term “Subordinated Debt” as used in this Subordination Agreement means any and all indebtedness, liabilities and obligations of Borrower to the Subordinated Creditor, absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due, or held or to be held by the Subordinated Creditor, whether created directly or acquired by assignment, as a participation, conditionally, as collateral security from another or otherwise, including indebtedness, obligations and liabilities of such Borrower to Subordinated Creditor as a member of any partnership, syndicate, association or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, including, without limiting the generality of the foregoing, all indebtedness, liabilities and obligations of Borrower to Subordinated Creditor arising out of any operating agreement or similar agreement between Subordinated Creditor and Borrower.

(b) Priority. The agreements of Borrower, Senior Creditor and Subordinated Creditor herein are applicable without regard to the date a loan or extension of credit is made to Borrower.

The term “Senior Creditor” as used in this Subordination Agreement means Lender.

The term “Senior Indebtedness” as used in this Subordination Agreement means any and all indebtedness, liabilities and obligations of Borrower to Senior Creditor absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due, or held or to be held by Senior Creditor whether created directly or acquired by assignment, as a participation, conditionally, as collateral security from another or otherwise, including indebtedness, obligations and liabilities of Borrower to Senior Creditor as a member of any partnership, syndicate, association or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise and including, without limitation, all Obligations (as defined in the Credit Agreement) owed by Borrower to Senior Creditor under the Credit Agreement and the other Loan Documents.

Restrictions on Subordinated Creditor. During such time as any Senior Indebtedness remains unpaid, Subordinated Creditor will not ask for, demand, sue for, take, receive or accept from Borrower, by set off or in any other manner, any payment or distribution on account of the Subordinated Debt, nor present any instrument evidencing the Subordinated Debt for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument); provided, however, nothing contained herein shall prevent Subordinated Creditor from receiving any payment from Borrower expressly permitted to be made by the Credit Agreement.

Prohibition of All Payments Following Default. If for any reason any of the Senior Indebtedness is not paid when due or is not paid on or before the maturity thereof, or if there shall occur and be continuing any event which with the giving of notice or lapse of time or both would constitute a default or Event of Default under any instrument or agreement now or hereafter executed evidencing, in connection with, as security for or providing for the issuance of any of the Senior Indebtedness, then, unless and until such Event of Default or default shall have been cured, or unless and until the Senior Indebtedness shall be paid in full, the Subordinated Creditor will not ask for, sue for, take, demand, receive or accept from Borrower, by set off or in any other manner, any payment or distribution on account of the Subordinated Debt nor present any instrument evidencing the Subordinated Debt for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument).

Payments Cannot Create a Default. Subordinated Creditor will not ask for, demand, sue for, take, receive or accept from Borrower, by set off or in any other manner, any payment or distribution on account of the Subordinated Debt, if the making of such payment would constitute, or would result in the occurrence of, a violation of the provisions of any instrument or agreement evidencing, in connection with, as security for or providing for the issuance of any Senior Indebtedness or would result in the occurrence of any event which with the giving of notice or lapse of time or both would constitute a default or an Event of Default under the Credit Agreement or any other Loan Document.

Unauthorized Receipt of Payment by Subordinated Creditor. In the event Subordinated Creditor shall receive any payment or distribution on account of the Subordinated Debt which Subordinated Creditor is not entitled to receive under this Subordination Agreement, Subordinated Creditor will hold any amount so received in trust for Senior Creditor and will promptly turn over such payment to Senior Creditor in the form received by Subordinated Creditor (together with any necessary endorsement) to be applied against the Senior Indebtedness.

Restrictions on Actions to Recover Subordinated Debt. Subordinated Creditor will not commence any action or proceeding against Borrower to recover all or any part of the Subordinated Debt or join with any other creditor, unless Senior Creditor shall also join, in bringing any proceedings against Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the federal or any state government unless and until all Senior Indebtedness shall have been paid in full.

Insolvency or Bankruptcy by any Borrower. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, adjustment of debt, whether or not pursuant to bankruptcy laws, the sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Borrower, the Subordinated Creditor will at Senior Creditor’s request file any claim, proof of claim, proof of interest or other instrument of similar character necessary to enforce the obligations of such Borrower in respect of the Subordinated Debt and will hold in trust for Senior Creditor and pay over to Senior Creditor, in the form received (together with any necessary endorsement), to be applied on the Senior Indebtedness, any and all monies, dividends or other assets received in any such proceedings on account of the Subordinated Debt unless and until the Senior Indebtedness shall be paid in full. In the event that the Subordinated Creditor shall fail to take any such action requested by Senior Creditor, Senior Creditor, may, as attorney in fact for the Subordinated Creditor take such action on behalf of the Subordinated Creditor, and the Subordinated Creditor hereby appoints Senior Creditor as attorney in fact for the Subordinated Creditor to demand, sue for, collect and receive any and all such monies, dividends or other assets and give acquittance therefor and to file any claim, proof of claim, proof of interest or other instrument of similar character and to take such other proceedings in Senior Creditor’s own name or in the name of the Subordinated Creditor as Senior Creditor may deem necessary or advisable for the enforcement of this Subordination Agreement, and the Subordinated Creditor will execute and deliver to Senior Creditor such other and further powers of attorney or other instruments as Senior Creditor may request in order to accomplish the foregoing.

Senior Creditor’s Rights. Senior Creditor may, at any time, and from time to time, without the consent of or notice to the Subordinated Creditor, without incurring responsibility to the Subordinated Creditor and without impairing or releasing any of Senior Creditor’s rights or any of the obligations of the Subordinated Creditor under this Subordination Agreement:

(c) Change the amount, manner, place or terms of payment, or change or extend for any period the time of payment of, or renew, rearrange or otherwise modify or alter, the Senior Indebtedness or any instrument or agreement now or hereafter executed evidencing, in connection with, as security for or providing for the issuance of any of the Senior Indebtedness in any manner, or enter into or amend in any manner any other agreement relating to the Senior Indebtedness (including provisions restricting or further restricting payments of the Subordinated Debt);

(d) Sell, exchange, release or otherwise deal with all or any part of any property by whomsoever at any time pledged or mortgaged to secure, howsoever securing, the Senior Indebtedness;

(e) Release anyone liable in any manner for payment or collection of the Senior Indebtedness;

(f) Exercise or refrain from exercising any rights against any Borrower or others (including the Subordinated Creditor); and

(g) Apply any sums received by Senior Creditor, by whomsoever paid and however realized, to payment of the Senior Indebtedness in such a manner as Senior Creditor, in its sole discretion, may deem appropriate.

Documentation of Subordinated Debt. The Subordinated Creditor will:

(h) cause all Subordinated Debt to be evidenced by a note, debenture or other instrument evidencing the Subordinated Debt,

(i) at Senior Creditor’s request, promptly surrender or cause to be surrendered any such note, debenture, or instrument evidencing the Subordinated Debt so that a statement or legend may be entered thereon to the effect that such note, debenture, or other instrument is subordinated to the Senior Indebtedness in favor of Senior Creditor in the manner and to the extent set forth in this Subordination Agreement,

(j) mark the books of Subordinated Creditor to show that the Subordinated Debt is subordinated to the Senior Indebtedness in the manner and to the extent set forth in this Subordination Agreement, and

(k) cause all financial statements of the Subordinated Creditor hereafter prepared for delivery to any person to make specific reference to the provisions of this Subordination Agreement.

Execution of Instruments. The Subordinated Creditor agrees to execute any and all other instruments necessary as required by the Senior Creditor to subordinate the Subordinated Debt to the Senior Indebtedness as herein provided.

Assignment by Subordinated Creditor. Subordinated Creditor will not assign or transfer to others any claim the Subordinated Creditor has or may have against Borrower as long as any of the Senior Indebtedness remains outstanding, unless such assignment or transfer is expressly made subject to this Subordination Agreement.

Warranties and Representations. The Subordinated Creditor represents and warrants that (a) neither the execution nor delivery of this Subordination Agreement nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument (including, without limitation, any formation documents) to which Subordinated Creditor is now subject, and (b) none of the Subordinated Debt is or will be subordinated to any other indebtedness of Borrower other than the Senior Indebtedness unless otherwise agreed by Senior Creditor.

Waiver of Notice of Acceptance. Notice of acceptance of this Subordination Agreement is waived, acceptance on the part of Senior Creditor being conclusively presumed by its request for this Subordination Agreement and delivery of the same to it.

Assignment by Senior Creditor. This Subordination Agreement may be assigned by Senior Creditor in connection with any assignment or transfer of the Senior Indebtedness.

Notices. All notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered, to the applicable address, or facsimile number set out below or to such other address, or facsimile number, as shall be designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, upon delivery; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; and (C) if delivered by facsimile, when sent and the sender has received electronic confirmation of error free receipt. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

If to Senior Creditor:

NSES 12, LLC
38 Grove Street, Building C
Ridgefield, Connecticut 06877
Attention:	Roger Eustance
Telephone:	(203) 431-0330 x872
Facsimile:
E-Mail:	reustance@newstreamcapital.com

If to Borrower, to:

KY USA Energy, Inc.
321 Somerset Road
London, Kentucky 40741
Attention:
Telephone:
Facsimile:
E-Mail:

If to Subordinated Creditor:

Kentucky USA Energy, Inc.
321 Somerset Road
London, KY 40741
Attention:	Steven D. Eversole
Telephone:	(606) 878-5987
Facsimile:	(606) 878-[____]
E-Mail:

Governing Law.. This Subordination Agreement shall be construed under and governed by the laws of the State of New York and applicable federal law.

Severability. If any provision (or portion of any provision) of this Subordination Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a final decision of any court of competent jurisdiction, the parties shall promptly meet and negotiate substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions will remain in full force and effect.

Counterparts. This Subordination Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties be contained together on any one counterpart of this Subordination Agreement. Each counterpart will be deemed an original, but all counterparts taken together will constitute one and the same agreement.

Section 2. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) SUBORDINATED CREDITOR AND BORROWER EACH, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK FOR ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE STATE OF NEW YORK, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT THEY WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).

(b) SUBORDINATED CREDITOR, BORROWER AND LENDER EACH, BY ACCEPTING THIS AGREEMENT, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER, SUBORDINATED CREDITOR OR PARTNERS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSON AFFILIATED WITH LENDER, SUBORDINATED CREDITOR OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, SUBORDINATED CREDITOR AND BORROWER EACH HEREBY CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING ARISING FROM OR RELATING TO THIS AGREEMENT BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED TO SUBORDINATED CREDITOR OR BORROWER, AS APPLICABLE, AT THE ADDRESS SET FORTH HEREINABOVE.

ENTIRE AGREEMENT; AMENDMENT. THIS SUBORDINATION AGREEMENT REFLECTS THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE MATTERS COVERED BY THIS SUBORDINATION AGREEMENT AND CANNOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG ANY OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. THIS SUBORDINATION AGREEMENT MAY BE AMENDED AND THE RIGHTS OF ANY PARTY UNDER THIS SUBORDINATION AGREEMENT MAY BE WAIVED ONLY PURSUANT TO A WRITTEN AGREEMENT SIGNED BY EACH OF THE PARTIES TO THIS SUBORDINATION AGREEMENT.

[Signatures Begin on the Following Page.]

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by their duly authorized undersigned officers effective as of the date first set forth above.

SUBORDINATED CREDITOR:

Kentucky USA Energy, Inc.,
a Delaware corporation

By:
Steven D. Eversole
President and Chief Executive Officer

Signature Page to the Subordination Agreement

BORROWER:

KY USA Energy, Inc.,
a Kentucky corporation

By:
Name:
Title:

Signature Page to the Subordination Agreement

LENDER:

NSES 12, LLC,
a Delaware limited liability company

By:
Name:
Title:

Signature Page to the Subordination Agreement